Exhibit 99.11

LENNAR CORPORATION

Offers to Exchange

up to $267,708,000 aggregate principal amount of its 6.625% Senior Notes due 2020 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 6.625% Senior Notes due 2020, including related guarantees;

up to $300,000,000 aggregate principal amount of its 2.95% Senior Notes due 2020 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 2.95% Senior Notes due 2020, including related guarantees;

up to $397,610,000 aggregate principal amount of its 8.375% Senior Notes due 2021 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 8.375% Senior Notes due 2021, including related guarantees;

up to $291,965,000 aggregate principal amount of its 6.25% Senior Notes due 2021 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 6.25% Senior Notes due 2021, including related guarantees;

up to $240,805,000 aggregate principal amount of its 5.375% Senior Notes due 2022 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.375% Senior Notes due 2022, including related guarantees;

up to $421,441,000 aggregate principal amount of its 5.875% Senior Notes due 2024 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.875% Senior Notes due 2024, including related guarantees;

up to $395,535,000 aggregate principal amount of its 5.25% Senior Notes due 2026 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.25% Senior Notes due 2026, including related guarantees;

up to $347,343,000 aggregate principal amount of its 5.00% Senior Notes due 2027 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.00% Senior Notes due 2027, including related guarantees; and

up to $900,000,000 aggregate principal amount of its 4.75% Senior Notes due 2027 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 4.75% Senior Notes due 2027, including related guarantees.

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus, dated                , 2018 (as the same may be amended or supplemented from time to time, the “Prospectus”), of Lennar Corporation (the “Issuer”), and form letters of transmittal for each applicable series of notes (each, a “Letter of Transmittal”) relating to the Issuer’s offers to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”), upon the terms and subject to the conditions set forth in the accompanying Prospectus and in the accompanying Letters of Transmittal, up to (i) $267,708,000 aggregate principal amount of our 6.625% Senior Notes due 2020, which have been registered under the Securities Act (as defined below), including related guarantees, for an equal principal amount of our outstanding 6.625% Senior Notes due 2020 (the “Original 6.625% 2020 Notes”), including related guarantees, (ii) $300,000,000 aggregate principal amount of our 2.95% Senior Notes due 2020, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 2.95% Senior Notes due 2020 (the “Original 2.95% 2020 Notes”), including related guarantees, (iii) $397,610,000 aggregate principal amount of our 8.375% Senior Notes due 2021, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 8.375% Senior Notes due 2021 (the “Original 8.375% 2021 Notes”), including related guarantees, (iv) $291,965,000 aggregate principal amount of our 6.25% Senior Notes due 2021, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 6.25% Senior Notes due 2021(the “Original 6.25% 2021 Notes”), including related guarantees, (v) $240,805,000 aggregate principal amount of our 5.375% Senior Notes due 2022, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.375% Senior Notes due 2022 (the “Original 2022 Notes”), including related guarantees, (vi) $421,441,000 aggregate principal amount of our 5.875% Senior Notes due 2024, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.875% Senior Notes due 2024 (the “Original 2024 Notes”), including related guarantees, (vii) $395,535,000 aggregate principal amount of our 5.25% Senior Notes due 2026, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.25% Senior Notes due 2026 (the “Original 2026 Notes”), including related guarantees, (viii) $347,343,000 aggregate principal amount of our 5.00% Senior Notes due 2027, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.00% Senior Notes due 2027 (the “Original 5.00% 2027 Notes”), including related guarantees, and (ix) $900,000,000 aggregate principal amount of our 4.75% Senior Notes due 2027, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 4.75% Senior Notes due 2027 (the “Original 4.75% 2027 Notes”), including related guarantees. We refer to the Original 6.625% 2020 Notes, the Original 2.95% 2020 Notes, the Original 8.375% 2021 Notes, the Original 6.25% 2021 Notes, the Original 2022 Notes, the Original 2024 Notes, the Original 2026 Notes, the Original 5.00% 2027 Notes and the Original 4.75% 2027 Notes, collectively, as the “Original Notes.” The Original Notes were issued only to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offers. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. A holder of Original Notes will not be obligated to pay any transfer taxes, if any, applicable to the tender of Original Notes to the Issuer and the issuance of the applicable series of new notes in the Exchange Offers, unless the Issuer is instructed to issue or cause to be issued such new notes, or Original Notes not tendered or accepted in the Exchange Offers are requested to be returned, to a person other than the tendering holder.

Enclosed are copies of the following documents:

1. The Prospectus;

2. A Letter of Transmittal for each series of Original Notes for your use in connection with the tender of Original Notes and for the information of your clients; and

3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offers.

Your prompt action is requested. Each Exchange Offer will expire at 5:00 p.m., New York City time, on [●], 2018, unless such Exchange Offer is extended (the “Expiration Date”). Original Notes tendered pursuant to the Exchange Offers may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To tender Original Notes, the Exchange Agent must receive, prior to the Expiration Date, a book entry confirmation, an agent’s message under Depository Trust Company’s Automated Tender Offer Program procedures, and any other required documents, including a duly executed and properly completed Letter of Transmittal or a facsimile thereof, to the extent required, as provided in the Prospectus and applicable Letter of Transmittal.

Additional copies of the enclosed material may be obtained from The Bank of New York Mellon, the Exchange Agent, by calling 315-414-3349.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY PERSON AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND APPLICABLE LETTER OF TRANSMITTAL.